UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011 (June 2, 2011)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2011, Tennessee Commerce Bancorp, Inc. (the “Company”) received a communication from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1), based on the Company’s filing with the United States Securities and Exchange Commission (“SEC”) of its amended annual report on Form 10-K/A for the period ended December 31, 2010.  The amended annual report on Form 10-K/A contains an unqualified opinion in the Report of Independent Registered Public Accounting Firm.  The Report of Independent Registered Public Accounting Firm originally included in the Company’s annual report on Form 10-K filed with the SEC on April 18, 2011 contained a qualification for uncertainties related to a regulatory examination of the Company’s banking subsidiary by its regulators, which have since been resolved.

Given that the Company was able to regain compliance with Nasdaq Listing Rule 5250(c)(1) before the deadline Nasdaq had established for the Company to submit a plan for regaining compliance, the Company is no longer required to submit such a plan to Nasdaq, and the June 2nd communication from Nasdaq indicates that “this matter is now closed.”

On June 3, 2011, the Company issued a press release announcing its receipt of the letter from the Nasdaq confirming that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: June 3, 2011